Exhibit 99.(g)(6)

Exhibit A

To

Rule 17f-5 and Rule 17f-7 Letter Agreement

This Exhibit A, amended and restated effective as of December 15, 2015, is the Exhibit A to that certain Rule 17f-5 and Rule 17f-7 Letter Agreement dated April 11, 2011, as amended, between Aston Funds and The Bank of New York Mellon. This Exhibit A shall supersede all previous forms of this Exhibit A.

List of Funds

ASTON/Barings International Fund

ASTON/Cornerstone Large Cap Value Fund

ASTON/DoubleLine Core Plus Fixed Income Fund

ASTON/Fairpointe Focused Equity Fund

ASTON/Fairpointe Mid Cap Fund

ASTON/Guardian Capital Global Dividend Fund

ASTON/Harrison Street Real Estate Fund

ASTON/Herndon Large Cap Value Fund

ASTON/LMCG Emerging Markets Fund

ASTON/LMCG Small Cap Growth Fund

ASTON/Montag & Caldwell Balanced Fund

ASTON/Montag & Caldwell Growth Fund

ASTON/Montag & Caldwell Mid Cap Growth Fund

ASTON/Pictet International Fund

ASTON/River Road Dividend All Cap Value Fund

ASTON/River Road Dividend All Cap Value Fund II

ASTON/River Road Independent Value Fund

ASTON/River Road Long-Short Fund

ASTON/River Road Select Value Fund

ASTON/River Road Small Cap Value Fund

ASTON/Silvercrest Small Cap Fund

ASTON/TAMRO International Small Cap Fund

ASTON/TAMRO Small Cap Fund

ASTON/TCH Fixed Income Fund

ASTON/River Road Focused Absolute Value Fund

ASTON/Value Partners Asia Dividend Fund

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Exhibit A to be executed by their officers designated below effective as of the date and year first above written.

THE BANK OF NEW YORK MELLON

By:	/s/ Stephen P. Browne
Name:	Stephen P. Browne
Title:	Managing Director

ASTON FUNDS

By:	/s/ Gerald F. Dillenburg
Name:	Gerald F. Dillenburg
Title:	Senior Vice President